Exhibit 99.1

NEWS

5151 San Felipe

Houston, TX 77056

Goodman Global to Participate in

KeyBanc Industrial, Automotive and Transportation Conference

HOUSTON, June 4, 2007 – Goodman Global, Inc. (NYSE:GGL) today announced it will participate in the KeyBanc Capital Markets 2007 Industrial, Automotive and Transportation Conference on Wednesday, June 6, 2007. The conference will be held at the Boston Park Plaza Hotel, Boston. During the conference, President and Chief Executive Officer Charles A. Carroll is expected to confirm the company’s previous comments on its 2007 outlook and earnings forecast made on May 16, 2007 at Goodman’s 2007 Analyst Day.

About Goodman

Houston-based Goodman Global, Inc. is the second-largest domestic unit manufacturer of heating, ventilation and air conditioning products for residential and light-commercial use. Goodman’s products are predominantly marketed under the Goodman®, Amana® and Quietflex® brand names, and are sold through company-operated and independent distribution networks with approximately 800 total distribution points throughout North America. For more information about Goodman, visit www.goodmanglobal.com.

Amana® is a trademark of Maytag Corporation and is used under license to Goodman Company, L.P. All rights reserved.

Investor Relations Contact: Richard Bajenski (713) 263-5059 richard.bajenski@goodmanmfg.com

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